Exhibit 4.1
LEAP WIRELESS INTERNATIONAL, INC.
and
WELLS FARGO BANK, N.A.
Trustee

Indenture
Dated as of June 25, 2008

4.50% Convertible Senior Notes due 2014

Certain Sections of this Indenture relating to Sections 310 through 318 of the
Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08
6.10
§ 311(a)	6.13
(b)	6.13
§ 312(a)	7.01
7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§ 313(a)	7.03(a)
(a)(4)	1.01
7.03(a)
(b)	7.03(a)
(c)	7.03(a)
(d)	7.03(a)
§ 314(a)	7.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§ 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
§ 316(a)	1.01
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04(c)
§ 317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
§ 318(a)	1.07
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

     INDENTURE, dated as of June 25, 2008, between Leap Wireless International, Inc., a Delaware corporation (the “Company”), having its principal office at 10307 Pacific Center Court, San Diego, California 92121 and Wells Fargo Bank, N.A., a national banking association, as Trustee (herein called the “Trustee”).
Recitals of the Company
     The Company has duly authorized the creation of an issue of its 4.50% Convertible Senior Notes due 2014 (herein called the “Initial Securities” and together with any Additional Securities, the “Securities”) of the tenor and amount hereinafter set forth, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.
     All things necessary to make the Securities, when executed by the Company and authenticated and delivered as provided herein and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” in the United States with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this Indenture; and
     (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Act”, when used with respect to any Holder, has the meaning specified in Section 1.04(a).
     “Additional Interest” means Additional Interest as defined in the Registration Rights Agreement.
     “Additional Shares” has the meaning specified in Section 12.02(b).
     “Additional Securities” means an unlimited maximum aggregate principal amount of Securities (other than the Initial Securities) issued under this Indenture; provided that such Additional Securities are fungible with the Initial Securities for U.S. federal income tax purposes.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” means any member of, or participant in, the Depositary.
     “Applicable Procedures” with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Applicable Stock Price” means the average of the Last Reported Sale Prices of Common Stock over the five-Trading Day period starting the third Trading Day following the relevant Conversion Date; provided that with respect to Securities surrendered for conversion on or after the 10th Scheduled Trading Day immediately preceding the Maturity Date, the Applicable Stock Price shall mean the average of the Last Reported Sale Prices of Common Stock over the five-Trading Day period beginning on the seventh scheduled Trading Day preceding the Maturity Date; and provided further that with respect to Securities surrendered for conversion in connection with a Make-Whole Fundamental Change, the Applicable Stock Price shall be determined on the basis of the Averaging Period set forth in the last sentence of
Section 12.02(b)(i).

     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.
     “Averaging Period” means the five-Trading Day period used to determine the Applicable Stock Price.
     “Base Conversion Price” means a dollar amount (initially approximately $93.21), derived by dividing $1,000 by the applicable Base Conversion Rate.
     “Base Conversion Rate” means 10.7290 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Section 12.05.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the city where the Corporate Trust Office are located are authorized or obligated by law, regulation or executive order to close.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “Commission” or “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 12.11, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer.
     “Continuing Directors” means (i) individuals who on the Issue Date of any Securities constituted the Board of Directors and (ii) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the Company’s directors then still in office (or a duly constituted committee thereof), either who were directors on the Issue Date of any Securities or whose election or nomination for election was previously so approved.
     “Conversion Agent” means the person authorized by the Company to convert Securities in accordance with Article 12.
     “Conversion Consideration” has the meaning specified in Section 12.03(h).
     “Conversion Date” has the meaning specified in Section 12.03(b).
     “Conversion Price” means at any time the amount equal to $1,000 divided by the then applicable Conversion Rate.
     “Conversion Rate” has the meaning specified in Section 12.01(a).
     “Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which is initially located at 625 Marquette Avenue, MAC-N9311-110, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services. The Trustee shall promptly notify the Company in writing of any change in the location of the Corporate Trust Office.
     “corporation” means a corporation, association, company, joint-stock company or business trust.
     “Defaulted Interest” has the meaning specified in Section 3.13.
     “Depositary” means the clearing agency, registered under the Exchange Act, that is designated to act as the Depositary for the Global Securities. The DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “DTC” means The Depository Trust Company, a New York corporation.
     “Effective Date” means the date on which a Make-Whole Fundamental Change occurs or becomes effective.
     “Event of Default” has the meaning specified in Section 5.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Election” has the meaning specified in Section 12.03(h).
     “Ex-date” means, with respect to any issuance or distribution on the Common Stock, the first date on which the shares of the Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.
     “Extension Fee” has the meaning specified in Section 5.02.
     “Extension Right” has the meaning specified in Section 5.02.
     “Financial Institution” has the meaning specified in Section 12.03(h).
     “Fundamental Change” will be deemed to have occurred if any of the following occurs after the Issue Date of any Securities:
     (1) any Person acquires beneficial ownership directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors (for purposes of this clause (1), whether a Person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act); or
     (2) the Company (i) merges or consolidates with or into any other Person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:
          (a) that does not result in a reclassification, conversion, exchange or cancellation of the Common Stock and pursuant to which the consideration received by the holders of the Common Stock immediately prior to the transaction entitles such holders to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately following such transaction; or
          (b) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or
     (3) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or
     (4) the Company is liquidated or dissolved or holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or
     (5) shares of Common Stock or shares of any other Capital Stock or American Depositary Receipts in respect of shares of Common Stock into which the Securities are convertible pursuant to the terms of this Indenture, are not listed for trading on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors), provided, that the definition of Fundamental Change (and the definition of Make-Whole Fundamental Change) shall not include a merger or consolidation under clause (1) or any event specified under clause (2), in each case, if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of common stock or American Depositary Receipts in respect of shares of common stock traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions the Securities become convertible into such shares of such common stock or such American Depositary Receipts pursuant to Section 12.11.
     “Fundamental Change Expiration Time” has the meaning specified in Section 11.01(c).
     “Fundamental Change Repurchase Date” has the meaning specified in Section 11.01(a).
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 11.01(a)(i).

     “Fundamental Change Repurchase Right Notice” has the meaning specified in Section 11.01(b).
     “Fundamental Change Repurchase Price” has the meaning specified in Section 11.01(a).
     “Global Security” means a Security that is registered in the Security Register in the name of the Depositary or a nominee thereof.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Incremental Share Cap” has the meaning specified in Section 12.01(c).
     “Incremental Share Factor” means 8.3150 shares of Common Stock per $1,000 principal amount of Securities, subject to the same proportional adjustments as the Base Conversion Rate as provided in Section 12.05.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
     “Initial Purchasers” means Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
     “Initial Securities” has the meaning specified in the Recitals.
     “Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.
     “Issue Date” with respect to the Initial Securities the date hereof, and with respect to any Additional Securities, the date of original issuance of such Additional Securities.
     “Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. In the absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the Initial Purchasers, selected from time to time by the Company for this purpose. Any such determination shall be conclusive absent manifest error.
     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change pursuant to clauses (1), (2), (4) or (5) of the definition of Fundamental Change.
     “Make-Whole Reference Date” shall have the meaning in Section 12.02(b)(i).
     “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.
     “Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, required repurchase or otherwise.
     “Maturity Date” means, with respect to the Securities, July 15, 2014, unless earlier converted or repurchased pursuant to the terms of this Indenture.
     “Maximum Conversion Cap” has the meaning specified in Section 12.01(b).
     “Notice of Conversion” has the meaning specified in Section 12.03(b).
     “Officer” means any of the following officers of the Company: the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or any Assistant Secretary.
     “Officer’s Certificate” means a certificate signed by any Officer of the Company and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Company.

     “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
          (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and
          (iii) Securities which have been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company, and shall initially be the Trustee.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Conversion” has the meaning specified in Section 3.01.
     “Place of Payment” has the meaning specified in Section 3.01.

     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Reference Property” has the meaning specified in Section 12.11(b).
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between the Company and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers, for the benefit of the Initial Purchasers and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Reporting Default” has the meaning specified in Section 5.02.
     “Resale Registration Statement” means a registration statement under the Securities Act registering the Securities for resale pursuant to the terms of the Registration Rights Agreement.
     “Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.09.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.
     “Securities Act” means the Securities Act of 1933, as amended.

     “Security” and “Securities” have the meaning specified in the Recitals and include the Initial Securities and any Additional Securities. The Initial Securities and Additional Securities shall be treated as a single class for all purposes under this Indenture.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.06.
     “Significant Subsidiaries” means any direct or indirect Subsidiary of the Company within the meaning of Section 1-02(w) of Regulation S-X promulgated by the Commission.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.13(a).
     “Spin-Off” has the meaning specified in Section 12.05(c).
     “Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.
     “Stock Price” means the price paid per share of Common Stock in connection with a Make-Whole Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Article 12, which shall be equal to (i) if holders of Common Stock receive only cash consideration for their shares of Common Stock in connection with the Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the date on which such Make-Whole Fundamental Change occurs or becomes effective.
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force as of the date hereof; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.
     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:
     “Indenture Securities” means the Securities.
     “Indenture Security Holder” means a Holder.
     “Indenture to be Qualified” means this Indenture.
     “Indenture Trustee” or “Institutional Trustee” means the Trustee.
     All other terms in this Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the Trust Indenture Act, such required provision shall control.

     Section 1.02. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture. Each Officer’s Certificate in form and substance satisfactory to the Trustee (which shall include the statements set forth in this Section 1.02 below) shall state that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied. Each Opinion of Counsel in form and substance satisfactory to the Trustee (which shall include the statements set forth in this Section 1.02 below) shall state that, in the opinion of such counsel, all conditions precedent and covenants, if any, have been satisfied.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.03. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant (who may be an employee of the Company) or firm of accountants, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.04. Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments or instruments and records delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
     (d) The ownership of Securities shall be proved by the Security Register.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     Section 1.05. Notices, Etc., to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or by facsimile transmission to (612) 667-9825 (or such other telephone number specified by the Trustee), provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, or such other means reasonably acceptable to the Trustee, or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, with a copy to the Secretary or such other means reasonably acceptable to the Company.

     Section 1.06. Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, or by such other means reasonably acceptable to the Holder (including, so long as the Securities are Global Securities, through the Applicable Procedures), in each case not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Section 1.07. Conflict With Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 1.08. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.09. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
     Section 1.10. Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.11. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.12. Governing Law.
     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
     Section 1.13. Legal Holidays.
     In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity or the last date on which a Holder has the right to convert his Securities, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Fundamental Change Repurchase Date, the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be.
     Section 1.14. Indenture May Be Executed in Counterparts.
     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
     Section 1.15. Acceptance of Trust.
     Wells Fargo Bank, N.A., the Trustee named herein, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth herein.
     Section 1.16. No Personal Liability of Directors, Officers, Employees and Stockholders
     No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities. The waiver and release may not be effective to waive liabilities under the federal securities laws.

ARTICLE 2
Security Forms
     Section 2.01. Forms Generally.
     The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or any depositary therefore or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
     Notices of Conversion shall be in substantially the form set forth in Section 2.05.
     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
     Section 2.02. Form of Face of Security.
[INCLUDE IF SECURITY IS A RESTRICTED SECURITY — THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES OR COVER ALLOTMENTS) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING

MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (D) WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE ISSUER HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES TO COVER OVERALLOTMENTS) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE PURSUANT TO THE INDENTURE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO SUCH OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE ISSUER MAY PURCHASE OR SELL THIS SECURITY PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES TO COVER OVERALLOTMENTS). THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES TO COVER OVERALLOTMENTS) PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER SECURITIES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.]
Leap Wireless International, Inc.
4.50% Convertible Senior Notes due 2014

No.	$
CUSIP No.
     Leap Wireless International, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to         , or registered assigns, the principal sum [of            Dollars] [IF THIS SECURITY IS A GLOBAL

SECURITY, THEN INSERT — set forth on the Principal Schedule attached to this Security] on July 15, 2014, and to pay interest thereon from June 25, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, semi-annually on January 15 and July 15 in each year, commencing January 15, 2009, at the rate of 4.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose, which shall initially be the corporate trust operations office of Wells Fargo Bank, N.A. in Minneapolis, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed
     Dated:

LEAP WIRELESS INTERNATIONAL, INC.

By:
Name:
Title:
     Section 2.03. Form of Reverse of Security.
     This Security is one of a duly authorized issue of Securities of the Company designated as its 4.50% Convertible Senior Notes due 2014 (herein called the “Initial Securities”), initially limited in aggregate principal amount to $250,000,000, issued and to be issued under an Indenture, dated as of June 25, 2008 (herein called the “Indenture”), between the Company and Wells Fargo Bank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Company may from time to time, without notice to or the consent of the Holders of the Securities, create and issue further Securities (the “Additional Securities”, and together with the Initial Securities, the “Securities”) having the same terms and ranking equally and ratably with the Initial Securities, as part of one series, in all respects and with the same CUSIP number (after any period required to remove restrictions on transfer as a result of U.S. securities laws from such Additional Securities) as the Initial Securities, or in all respects except for payment of interest accruing prior to the Issue Date of such Initial Securities. Any Additional Securities shall be consolidated and form a single series with the Initial Securities and shall have the same terms as to status, redemption, and otherwise as the Initial Securities. Any Additional Securities may be issued pursuant to authorization provided by a resolution of the Board of Directors of the Company, a supplement to the Indenture, or under an Officer’s Certificate pursuant to the Indenture. No Additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the Initial Securities.
     In any case where the due date for the payment of the principal of or interest on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, interest or delivery for conversion of such

Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.
     Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Securities such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change, but on or before the 10th calendar day following such occurrence.
     Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the Conversion Rate specified in the Indenture, by surrender of this Security together with a Notice of Conversion, a form of which is set forth in Section 2.05 of the Indenture, as provided in the Indenture and this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency, which shall be initially the corporate trust operations office of Wells Fargo Bank, N.A. in Minneapolis, Minnesota, and, unless the shares of Common Stock issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company or its agent duly executed by, the Holder or by his duly authorized attorney, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, also accompanied by payment in dollars of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular

Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock would be entitled to receive in respect of each share of Common Stock upon such transaction based on a Conversion Rate calculated as provided in Section 12.01 of the Indenture with references to Common Stock replaced by references to the Reference Property (as defined in Section 12.11(b) of the Indenture) received in such transaction.
     No sinking fund is provided for the Securities and the Securities are not subject to redemption at the option of the Company.
     In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, provided that such denomination is a minimum of $1,000 or an integral multiple thereof, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[INCLUDE IN GLOBAL SECURITIES ONLY]
PRINCIPAL SCHEDULE
LEAP WIRELESS INTERNATIONAL, INC.
4.50% Convertible Senior Notes due 2014
No.
     The initial principal amount of this Global Security is $250,000,000. The following decreases or increases in this Global Security have been made:

	Amount of	Amount of	Principal amount
	decrease in	increase in	of this Global
	principal amount	principal amount	Security following
Date of decrease	of this Global	of this Global	such increase or
or increase	Security	Security	decrease

     Section 2.04 . Form of Legend for Global Securities.
     Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     Section 2.05 . Form of Notice of Conversion.
Conversion notices shall be in substantially the following form:
NOTICE OF CONVERSION
     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock or Reference Property, as applicable in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, if any, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Securities are to be registered in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
     Dated:                      Signature(s):
     If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:
(Name)
(Address)
Social Security or other
Identification Number, if any
If only a portion of the Securities are to be converted, please indicate:
1. Principal amount to be converted: U.S. $
2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:
Amount: U.S. $                       Denominations: U.S. $
     (U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)
     Section 2.06 . Form of Assignment.
ASSIGNMENT
     For value received,                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert Social Security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.
     Dated:                      Signature(s):

     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
     Signature Guaranteed
     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the first anniversary of the last Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:
     [Check One]
     (1)     ☐      to the Company or a subsidiary thereof; or
     (2)     ☐      to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or
     (3)     ☐     pursuant to the exemption from registration provided by Rule 144 under the Securities Act.
Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require (and shall deliver to the Trustee and the Security Registrar), prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.
In connection with any transfer prior to the first anniversary of the last Issue Date (other than transfers pursuant to an effective registration statement), the undersigned represents and warrants that to its knowledge the transferee is not an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company.

     Dated:                      Signature(s):
     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
     Signature Guaranteed
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
     TO BE COMPLETED BY ALL PURCHASERS
     In connection with any purchase (except if pursuant to an effective registration statement) of this Security occurring prior the first anniversary of the last Issue Date, the undersigned represents and warrants that it is not an affiliate (within the meaning for Rule 144 under the Securities Act) of the Company.
     Dated:                      Signature(s):
     NOTICE: To be executed by an executive officer.
     Section 2.07 . Form of Trustee’s Certificate of Authentication.
     This is one of the Securities referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Officer
     Section 2.08 . Form of Fundamental Change Repurchase Notice.
To: Leap Wireless International, Inc.
RE: $250,000,000 4.50% Convertible Senior Notes due 2014

     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Leap Wireless International, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay,                       an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, except as provided in the Indenture.
     Dated:
     Signature:
     Principal amount to be repurchased (at least $1,000 or an integral multiple of $1,000 in excess thereof):
     Remaining principal amount following such repurchase:
     By:
     Authorized signatory
     Section 2.09 . Legend on Restricted Securities.
     During the period beginning on the Issue Date and ending on the date one year after the last date of original issuance of Securities (including through the exercise of the Initial Purchasers’ option to purchase Additional Securities), any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.10. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.06 and Section 3.10, the Trustee shall not issue any unlegended Security until it has received an Officer’s Certificate from the Company directing it to do so.
ARTICLE 3
The Securities
     Section 3.01 . Title and Terms; Principal and Interest.
     The aggregate principal amount of Initial Securities which may be authenticated and delivered under this Indenture is limited to $250,000,000 and the aggregate amount of Additional Securities is unlimited, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.03, Section 3.04, Section 3.05,

Section 3.06, Section 3.07, Section 9.06 or Section 12.03, and provided that such Additional Securities are fungible with the Initial Securities for U.S. federal income tax purposes.
     The Initial Securities and the Additional Securities, if any, shall be known and designated as the “4.50% Convertible Senior Notes due 2014” of the Company.
     The Securities shall mature on July 15, 2014,
     The Securities shall bear interest at the rate of 4.50% per annum, from June 25, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on January 15 and July 15, commencing January 15, 2009, until the principal thereof is paid or made available for payment.
     If any Interest Payment Date falls on a day that is not a Business Day, the interest payment due on such Interest Payment Date shall be paid on the next succeeding Business Day and no interest on such payment will accrue for the period from the Interest Payment Date to such next succeeding Business Day. If the Stated Maturity date falls on a day that is not a Business Day, the required payment of interest, if any, and principal (and Additional Interest, if any), shall be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity date to such next succeeding Business Day. If a Fundamental Change Repurchase Date would fall on a day that is not a Business Day, the Company will purchase the Securities tendered for purchase on the next succeeding Business Day and no interest or Additional Interest on such Securities will accrue for the period from and after the earlier Fundamental Change Repurchase Date to such next succeeding Business Day. The Company will pay the Fundamental Change Repurchase Price promptly following the later of (i) such next succeeding Business Day or (ii) the time of book entry transfer or the delivery of the Securities as set forth in Section 11.01 hereof.
     A Holder of any Security at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including any Additional Interest), on such Security on the corresponding Interest Payment Date. Holders of Securities at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest (including any Additional Interest) payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time on such Regular Record Date. Securities surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including any Additional Interest) that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest (including any Additional Interest) need be made by any converting Holder (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (ii) to the extent of any overdue interest (including any overdue Additional Interest) remains unpaid at the time of conversion of such Security; or (iii) in respect of any conversions that occur after the Regular Record Date immediately preceding the Maturity Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest or Additional Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the Conversion Date and delivery of the cash and shares of Common Stock, if applicable, pursuant to Article 12 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.
     Principal of and interest on, Global Securities shall be payable to DTC in immediately available funds.
     Principal on definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the agency of the Trustee at Minneapolis, Minnesota (such office and city in which the Paying Agent is located being herein after called the “Place of Payment”). Interest, on definitive Securities will be payable (i) to each Holder of Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder and (ii) to each Holder of Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.
     The Securities shall be convertible as provided in Article 12 (any city in which the Conversion Agent is located being herein after called the “Place of Conversion”).
     Section 3.02 . Denominations.
     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.
     Section 3.03 . Global Securities; Non-global Securities; Book-entry Provisions.
     The Securities may be issued in Global or Non-Global (Definitive) Form as provided in this Indenture.

(a) Global Securities
     (i) Each Global Security authenticated under this Indenture shall be registered in the name of, and delivered to, Cede & Co., as nominee of the Depositary. Each such Global Security shall constitute a single Security for all purposes of this Indenture.
     (ii) Except for exchanges of Global Securities for definitive, non-Global Securities at the sole discretion of the Company, no Global Securities may be exchanged in whole or in part for Securities registered, and no transfer of a Securities in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (1) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (2) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In such event, if a successor Depositary for such Global Security is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate directing the authentication and delivery of non-Global Securities, shall authenticate and deliver, non-Global Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.
     (iii) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Article 2 of this Indenture, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Article, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose name the Securities are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article If such order, direction or request is given or made in accordance with the Applicable Procedures (to the extent such procedures are applicable to such direction or request).
     (iv) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in accordance with clause (b) of this Section 3.03.
     (v) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security shall not be considered the owners or holders thereof.
     (b) Non-Global Securities. Securities issued upon the events described in Section 3.03(a)(ii) shall be in definitive, fully registered form, without interest coupons.
     Section 3.04. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by any Officer. The signature of any Officer on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of an individual who was at any time the proper Officer of the Company shall bind the Company, notwithstanding that such individual ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     The Company may, subject to Article 10 of this Indenture and applicable law, issue under this Indenture Additional Securities; provided, however, that the Company may not issue Additional Securities if an Event of Default with respect to any Outstanding Securities shall have occurred and be continuing at the time of such issuance. All Securities issued under this Indenture shall be treated as a single class for all purposes under this Indenture.
     Section 3.05. Temporary Securities.
     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder.

Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     Section 3.06. Registrar, Registration of Transfer and Exchange; Paying Agent.
     (a) Registrar. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and for the transfers or exchange of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. The Company may change the Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Security Registrar.
     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination, provided that such denomination is a minimum of $1,000 or an integral multiple thereof, and of a like aggregate principal amount, each such Security bearing such restrictive legends as may be required by this Indenture.
     At the option of the Holder and subject to the other provisions of this Section 3.06 and to Section 3.10, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend of such Securities.
     Except as provided in the following sentence and in Section 3.10, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legends required by Section 2.02 and Section 2.04, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.05, Section 9.06 or Section 12.03 not involving any transfer.
     (b) Restrictions on Transfer. Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Section 2.02 and Section 2.04, unless such restrictions on transfer shall be terminated in accordance with this Section 3.06(b) or Section 3.10. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.
     The restrictions imposed by this Section 3.06 and by Section 2.02 and Section 3.10 upon the transferability of any particular Restricted Security shall cease and terminate upon such Restricted Security having been sold pursuant to an effective Resale Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). The Company shall inform the Trustee in writing of the effective date of any Resale Registration Statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Resale Registration Statement.
     Any Restricted Security as to which the restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.06, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Section 2.02. At the Company’s request on no less than 10 calendar days’ notice, the Trustee shall deliver, in the Company’s name and at its expense, to each Holder at such Holder’s address appearing in the register of Holders a notice of the expiration of the legend set forth in Section 2.02. The Company shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate in form reasonably acceptable to the Trustee to the effect that such exchange of the Restricted Security to a new Security shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the legend set forth in Section 2.02 shall no longer be required in order to maintain compliance with the Securities Act.
     As used in the preceding three paragraphs of this Section 3.06, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.
     (c) Paying Agent. The Company shall maintain an office or agency where Securities may be presented for payment (the “Paying Agent”). The Company initially appoints the Trustee as Paying Agent for the Securities. The Company may have one or more additional paying agents and the term “Paying Agent” shall include any such additional paying agent.
     The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act, except in the case of a Paying Agent that acts as Paying Agent solely in connection with the repurchase of the Securities pursuant to Article 11 of this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Company or any Subsidiaries may act as Paying Agent.
     The Company may remove any Paying Agent upon written notice to such Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee or the Company shall serve as Paying Agent until the appointment of a successor in accordance with clause (i) above. The Paying Agent may resign at any time upon written notice to the Company and the Trustee.
     (d) Paying Agent to Hold Money in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest and Additional Interest, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including any Additional Interest), when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Security holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest (including any Additional Interest), on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 3.06, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
     (e) Custodian. The Company hereby appoints the Trustee as Custodian with respect to any Global Securities.
     Section 3.07. Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 3.08. Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
     In the case of Securities represented by a Global Security registered in the name of or held by a Depository or its nominee, payment of principal, premium, if any, and interest, if any, will be made to the Depository or its nominee, as the case may be, as the registered owner or Holder of such Global Security. None of the Company, the Trustee and the Paying Agent, any Authenticating Agent or the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of a beneficial ownership interest in a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Subject to the provisions of Article 12 hereof, in the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence or in Article 12 hereof, in the case of any Security (or any part thereof) which is converted, interest whose Stated Maturity is after the date of conversion of such Security (or any part thereof) shall not be payable.
     Section 3.09. Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.08) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     In the case of a Global Security, so long as the Depository for such Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under this Indenture. Except as provided in Section 3.06, owners of beneficial interests in a Global Security will not be entitled to have Securities that are represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or Holders thereof under this Indenture.
     Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall (a) prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depository or (b) impair, as between a Depository and holders of beneficial interest in any Global Security, the operation of customary practices governing the exercise of the rights of the Depository as Holder of such Global Security.
     Section 3.10. Cancellation and Transfer Provisions.
     (a) All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures. Copies of all cancelled Securities shall be provided to the Company by the Trustee, promptly following cancellation of such Securities.
     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:
     (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
     (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of non-Global Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the non-Global Securities to be transferred, and the Trustee shall cancel the non-Global Securities so transferred.
     (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Section 2.02, the Security Registrar shall deliver Securities that do not bear such legend. Upon the registration of transfer, exchange or replacement of Securities bearing the legend required by Section 2.02, the Security Registrar shall deliver Securities that do not bear such legend in the case of a registration of transfer, exchange or replacement pursuant to an effective shelf registration statement as contemplated by the Registration Rights Agreement or upon the Securities becoming, and during the period the Securities remain eligible to be transferred without registration under the Securities Act by a person who is not an affiliate of the Company (and has not been an affiliate of the Company for the 90 days preceding such transfer) pursuant to Rule 144 under the Securities Act (or any other similar provision then in force (other than Rule 144A)) without any volume or manner of sale restrictions, and, in any event, on the day that is one year following the last date of original issuance of the Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities) following a Company Order stating that the Security is not a Restricted Security and may be issued without a legend thereon and thereafter cause the Securities to be represented by a certificate bearing a CUSIP number that is no longer a “restricted” CUSIP that indicates that transfer restrictions apply to the Securities or the Common Stock issuable upon conversion thereof.
     (d) General. By its acceptance of any Security bearing the legends required by Section 2.02 and Section 2.04, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this

Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture. None of the Company or any Subsidiary of the Company shall purchase or sell any Security after the date hereof, except as required under the terms of this Indenture.
     The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.
     Section 3.11. CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in all notices to Holders as a convenience to Holders of the Securities; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or on such notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.
     Section 3.12. Computation of Interest.
     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
     Section 3.13. Special Record Date.
     Any interest on any Security that is payable but not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to Holders in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause provided.

Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of the Securities at their addresses as they appear in the Note Register, or by such other means reasonably acceptable to such Holders, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
     (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
ARTICLE 4
Satisfaction And Discharge
     Section 4.01. Satisfaction and Discharge of Indenture.
     This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (a) either
     (i) all Outstanding Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

     (ii) all such Outstanding Securities not theretofore delivered to the Trustee for cancellation
     (A) have become due and payable, or
     (B) will become due and payable at their Stated Maturity within one year, and
     (C) the Company, in the case of (A) or (B) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, lawful money of the United States or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide lawful money not later than the due dates of principal or interest, or any combination thereof in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Fundamental Change Repurchase Date, as the case may be;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.
     Section 4.02. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 10.03, all funds or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such funds or U.S. Government Obligations have been deposited with the Trustee. Upon termination of the trust established pursuant to Section 4.01, all funds and/or U.S. Government Obligations deposited with the

Trustee pursuant to Section 4.01 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall promptly be returned to the Company upon Company Request.
ARTICLE 5
Remedies
     Section 5.01. Events of Default.
     “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any interest (including Additional Interest) on any Security when due and payable, and the default continues for a period of 30 days; or
     (b) default in the payment of the principal of any Security when due and payable at its Stated Maturity, upon required repurchase, upon acceleration or otherwise; or
     (c) failure by the Company to comply with its obligation to convert the Securities into shares of Common Stock or Reference Property, as applicable, upon exercise of a Holder’s conversion right; or;
     (d) failure by the Company to comply with its obligations under Article 8; or
     (e) failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 11.01 when due; or
     (f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% principal amount of the Outstanding Securities has been received by the Company to comply with any of its other agreements contained in the Securities or this Indenture; or
     (g) default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $25,000,000 in the aggregate of the Company and/or any subsidiary of the Company, whether such debt now exists or shall hereafter be created, which default shall have resulted (i) in such debt becoming or being declared due and payable and such debt has not been discharged in full or such declaration rescinded or annulled within 30 days or (ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration or otherwise; or
     (h) failure by the Company or any of its Significant Subsidiaries, within 60 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $25,000,000 (after giving effect to any insurance coverage provided by a solvent, reputable and unaffiliated insurance company that has acknowledged coverage), which are not stayed on appeal; or
     (i) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive calendar days.
     Section 5.02. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default occurs and is continuing, then and in every such case except as provided below, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, upon an Event of Default arising out of Section 5.01(i) or Section 5.01(j) (except with respect to any Significant Subsidiary) the aggregate principal of all the Securities, plus accrued and unpaid interest (including Additional Interest, if any) to the acceleration date, shall be due and payable immediately without notice from the Trustee or Holders.
     Notwithstanding the foregoing, at the election of the Company, the sole remedy of Holders for an Event of Default resulting from the failure by the Company to comply with its obligations under Section 314(a)(1) of the Trust

Indenture Act relating to the Company’s failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or of its covenants set forth in Section 7.04 (any such Event of Default, a “Reporting Default”), shall for the first 120 calendar days after the occurrence of such an Event of Default consist exclusively of the right (the “Extension Right”) to receive an extension fee on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities (the “Extension Fee”). On the 121st day after such Reporting Default (if such violation is not cured or waived prior to such 121st calendar day), then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of and accrued and unpaid interest on all such Securities to be due and payable immediately.
     If the Company elects to pay the Extension Fee as the sole remedy for the Reporting Default, the Company shall (i) notify in writing the Holders, the Paying Agent and the Trustee of such election at any time on or before the close of business on the first Business Day following the date on which such Event of Default first occurs and (ii) pay the Extension Fee on all outstanding Securities on or before the close of business on the date immediately following the date of such notice. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that the Extension Fee is not payable. Upon the Company’s failure to timely provide notice or pay the Extension Fee as provided in this Section 5.02, the Securities shall be subject to acceleration as provided in the first paragraph of this Section 5.02. If the Extension Fee has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Notwithstanding the foregoing paragraph, if an event of default occurs under any series of the Company’s debt securities (other than the Securities ) issued subsequent to the Issue Date resulting from the Company’s failure to comply with its obligations under Section 314(a)(1) of the Trust Indenture Act relating to the Company’s failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and such event of default is not subject to extension on terms similar to those set forth in the foregoing paragraph and results in the principal amount of such debt securities becoming due and payable, then the Extension Right shall no longer apply and the Securities shall be subject to acceleration as provided in the first paragraph of this Section 5.02.
     This Section 5.02, however, is subject to the conditions that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Securities and the principal of any and all Securities that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Securities during the period of such Default), and if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) any and all Events of Default under this Indenture with respect to such Securities, other than the nonpayment of principal of and accrued and unpaid interest on such Securities or failure to deliver amounts due upon conversion that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.13, then and in every such case the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Securities and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.
     Section 5.03. Collection Suit by Trustee.
     If an Event of Default specified in Section 5.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 5.04. Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 5.05. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 5.06. Application of Money Collected.
     Any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee, its agents and attorneys under Section 6.07, including payment of all compensation, expense and liabilities incurred, and all advances made by the Trustee, and the costs and expenses of collection;
     SECOND: To Holders of the Securities for the payment of the amounts then due and unpaid for principal of and interest (including Additional Interest), if any on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and
     THIRD: The balance, if any, to the Company or to such party as a court of competent jurisdiction shall direct.
     Section 5.07. Limitation on Suits.
     Subject to Section 5.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (a) such Holder has previously given written notice to the Trustee that an Event of Default is continuing;
     (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Section 5.08. Unconditional Right of Holders to Receive Principal and Interest and to Convert.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.08) interest on such Security on the respective Stated Maturities expressed in such Security and to convert such Security in accordance with Article 12 and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.
     Section 5.09. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 5.10. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.
     Section 5.12. Control by Holders.
     The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
     (a) such direction shall not be in conflict with any rule of law or with this Indenture, and
     (b) the Trustee may refuse to follow any direction that the Trustee determines in good faith may be unduly prejudicial to the rights of the Holders of the Securities or that may involve the Trustee in personal liability and may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.
     Section 5.13. Waiver of Past Defaults.
     The Holders of not less than a majority in principal amount of the Outstanding Securities by written notice to the Trustee may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default
     (a) in the payment of the principal of or interest on any Security, or

     (b) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 5.14. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article 12.
     Section 5.15. Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 6
The Trustee
     Section 6.01. Certain Duties and Responsibilities.
     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Trustee against any loss, costs, liability or expense is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, subject to Section 6.03.
     In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder, or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 6.02. Notice of Defaults.
     The Trustee shall give the Holders notice of any default known to the Trustee that has occurred and is continuing hereunder within 90 days after such default has occurred. Except in the case of the default in the payment of principal of or interest on any Security or conversion default, the Trustee need not deliver the notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. In addition, the Trustee shall give the Holders of Securities notice of any default actually known to it as and to the extent provided by the Trust Indenture Act. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
     Section 6.03. Certain Rights of Trustee.
     Subject to the provisions of Section 6.01:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;
     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     Section 6.04. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
     Section 6.05. May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

     Section 6.06. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
     Section 6.07. Compensation and Reimbursement.
     The Company agrees
     (a) to pay to the Trustee from time to time reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and
     (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     (d) the obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
     Section 6.08. Disqualification; Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 6.09. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.10. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.
     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
     (d) If at any time:
     (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 6.10, the Company’s obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     Section 6.11. Acceptance of Appointment by Successor.
     In case of the appointment hereunder of a successor Trustee, such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon the reasonable written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     Section 6.12. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     Section 6.13. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
     Section 6.14. Appointment of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register, or by such other means reasonably acceptable to such Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.
     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Securities described in the within-mentioned Indenture.

WELLS FARGO BANK, N.A.,
as Trustee

By:
Name: Title: Authenticating Agent

By:
Name: Title: Authorized Officer

ARTICLE 7
Holders’ Lists And Reports By Trustee And Company
     Section 7.01. Company to Furnish Trustee Names and Addresses of Holders.
     If the Trustee is not the Security Registrar, the Company will furnish or cause to be furnished to the Trustee
     (a) semi-annually, not more than 5 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
     Section 7.02. Preservation of Information; Communications to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 7.03. Reports by Trustee.
     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.
     Section 7.04. Reports by Company.
     The Company shall file with the Commission information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and shall file with the Trustee within 30 days after the same is so required to be filed with the Commission (after giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act or any successor or similar provision) and shall otherwise comply with the requirements of Trust Indenture Act Section 314(a); provided that any such information, documents or reports filed or furnished with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR.
     If at any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities shall, at such time, constitute “Restricted Securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee, each Holder, beneficial owner or prospective purchaser of such Securities or the Common Stock issuable upon conversion thereof, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities pursuant to Rule 144A under the Securities Act and to take such other actions as any such Person may reasonably request, all to the extent required from time to time to enable such Person to sell its Securities or Common Stock issuable upon conversion thereof in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

ARTICLE 8
Consolidation, Merger, Conveyance, Transfer Or Lease
     Section 8.01. Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:
     (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person (whereby the Company is not the surviving Person), the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 12.01 and, to the extent that the Company has ongoing obligations pursuant to the Registration Rights Agreement, any obligations of the Company set forth in the Registration Rights Agreement;
     (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
     (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 8.02. Successor Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities. If the Company is still in existence after the transaction, it will be released from its obligations and covenants hereunder and the under the Securities, except in the case of a lease of all or substantially all the properties or assets of the Company.
ARTICLE 9
Modification And Amendment
     Section 9.01. Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:
     (a) to cure any ambiguity, manifest error, defect or omission or inconsistency; provided that in the case of any omission or inconsistency the rights of the Holders are not adversely affected in any material respect; or
     (b) to provide for the assumption by a successor corporation of our obligations under this Indenture; or
     (c) to add guarantees with respect to the Securities; or
     (d) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or
     (e) to provide for the issuance of Additional Securities, to the extent that the Company and the Trustee deem such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any Holder of the Outstanding Securities; or
     (f) to increase the Conversion Rate; or
     (g) to secure the Securities; or
     (h) to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company; or
     (i) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 12.01; or
     (j) to make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of this Indenture or the Securities to the “Description of the Notes” section of the Company’s final offering memorandum dated June 19, 2008 relating to the offering of the Securities will not be deemed to be adverse to any Holder; or
     (k) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.
     Section 9.02. Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities, and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority principal amount of the Outstanding Securities, including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (a) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or
     (b) reduce the rate, or extend the stated time for payment, of interest (including Additional Interest) on any Security or reduce the amount, or extend the stated time for payment, of the Extension Fee; or
     (c) reduce the principal, or change the Stated Maturity, of any Security; or
     (d) adversely affect the right to convert any Security as provided in Article 12; or
     (e) reduce the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payment, whether through amendment or waiver of provisions of this Indenture; or
     (f) change the place of payment where, or the coin or currency in which, any of the principal, interest (including Additional Interest), if any, or the Extension Fee, in respect of any Security is payable; or

     (g) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or
     (h) adversely affect the ranking of the Securities as the Company’s senior unsecured indebtedness; or
     (i) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 9.03. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     After a supplemental indenture permitted by this Article becomes effective, the Company shall promptly issue a notice to the Holders (pursuant to the requirements of Section 1.06) briefly describing the terms of such supplemental indenture. Failure to give such notice to the Holders, or any defect in such notice, will not, however, impair or affect the validity of the applicable supplemental indenture.
     Section 9.04. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 9.05. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

     Section 9.06. Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
ARTICLE 10
Covenants
     Section 10.01. Payment of Principal and Interest.
     The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.
     Section 10.02. Maintenance of Office or Agency.
     The Company will maintain an office or agency (which shall be initially the Corporate Trust Office) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes as provided above. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 10.03. Money for Security Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 10.04. Statement by Officers as to Default.
     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     In addition, the Company will deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute an Event of Default, the status of those events and what action the Company is taking or propose to take in respect thereof.
     Section 10.05. Existence.
     Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.
     Section 10.06. Additional Interest Under the Registration Rights Agreement.
     If at any time Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate executed by an officer of the Company who may execute a Company Order to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 11
Repurchase At Option Of The Holder
     Section 11.01. Repurchase at the Option of the Holder Upon a Fundamental Change.
     (a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, for cash on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 15 calendar days and not more than 35 calendar days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date.
     Repurchases of Securities under this Section 11.01 shall be made, at the option of the Holder thereof, upon:
     (i) if the Securities are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Security or, if the Securities are held in global form, a notice that complies with the Applicable Procedures, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
     (ii) if the Securities are Global Securities, delivery or book-entry transfer of the Securities to the Depository pursuant to the Applicable Procedures at any time after delivery of the Fundamental Change Repurchase Notice, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor;
provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.01 only if the Security so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     The Fundamental Change Repurchase Notice shall state:

     (A) if certificated, the certificate numbers of the Securities to be delivered for repurchase;
     (B) the portion of the principal amount of the Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 11.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Security.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 11.01.
     Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.
     (b) After the occurrence of a Fundamental Change, but on or before the 10th calendar day after the Effective Date of such Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice in writing (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right, at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail.
     Each Fundamental Change Repurchase Right Notice shall specify (if applicable):
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;

     (iii) the last date on which a Holder may exercise its repurchase right under this Section 11.01, if applicable;
     (iv) the Fundamental Change Repurchase Price, if applicable;
     (v) the Fundamental Change Repurchase Date, if applicable;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (viii) that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
     (ix) the procedures the Holder must follow to require the Company to repurchase its Securities under this Section 11.01, if applicable.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 11.01.
     (c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:
     (i) the principal amount of the withdrawn Securities and, if certificated Securities have been issued, the certificate numbers of the withdrawn Securities,
     (ii) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Security that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Securities are not in certificated form, the notice must comply with the Applicable Procedures.

     (d) On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 6.06) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Securities to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Securities by the Trustee (or other Paying Agent appointed by the Company), payment for Securities surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 11.01), and (y) the time of book-entry transfer or the delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 11.01 by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Register; provided, however, that all payments shall be subject to Section 11.01(a) and payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (e) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Securities or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Securities shall be cancelled and cease to be Outstanding, (ii) interest (including Additional Interest), if any, shall cease to accrue on such Securities, and (iii) all other rights of the Holders of such Securities shall terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest (including Additional Interest), if any, upon delivery or transfer of the Securities.
     (f) No Securities may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

ARTICLE 12
Conversion Of Securities
     Section 12.01. Conversion Privilege and Conversion Rate.
     (a) General. Upon compliance with the provisions of this Article, a Holder shall have the right, at such Holder’s option, to convert all or any portion of principal amount (if the portion of principal amount to be converted is equal to $1,000 or an integral multiple of $1,000) of such Security at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, at a rate (the “Conversion Rate”) per $1,000 principal amount of the Securities to be converted (the “Conversion Obligation”) determined as follows:
     (i) If the Applicable Stock Price is less than or equal to the Base Conversion Price, the Conversion Rate shall be the Base Conversion Rate.
     (ii) If the Applicable Stock Price is greater than the Base Conversion Price, the Conversion Rate shall be determined in accordance with the following formula:

Base Conversion Rate +	é ê ë	é ê ë	the Applicable Stock Price – the Bace Conversion Price	ù ú û	X the Incremental Share Factor	ù ú û
the Appliction Stock Price
     (b) The Conversion Rate per $1,000 principal amount of Securities to be converted, including any Additional Shares (as defined in Section 12.02(b) below) added to the Conversion Rate in connection with a Make-Whole Fundamental Change shall not exceed 19.0440 shares of Common Stock, subject to adjustment in the manner set forth under Section 12.05 (the “Maximum Conversion Cap”).
     (c) The number of shares issuable pursuant to the Incremental Share Factor in excess of the Base Conversion Rate will not exceed 6.5837 shares of Common Stock per $1,000 principal amount of Securities (the “Incremental Share Cap”). The Incremental Share Cap shall be subject to adjustment proportional to adjustments to the Incremental Share Factor.
     Section 12.02. Conversion in connection with a Make-Whole Fundamental Change.
     (a) If a Make-Whole Fundamental Change occurs, the Company shall notify in writing each of the Holders and the Trustee of the occurrence of any such event or transaction and issue a press release on the Effective Date of such Make-Whole Fundamental Change.
     (b) If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change that occurs prior to the Maturity Date, the Base Conversion Rate shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however, that no such increase will be made in the case of a merger or consolidation under clause (1) of the definition of Fundamental Change or any event specified under clause (2) of such definition, in each case, if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of common stock or American Depositary Receipts in respect of shares of common stock traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions the Securities become convertible into such shares of such common stock or such American Depositary Receipts pursuant to Section 12.11. A conversion shall be deemed to be in connection with a Make-Whole Fundamental Change if such conversion occurs on or after the Effective Date of a Make-Whole Fundamental Change and prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date. In addition, the Company shall settle conversions of such Securities by delivering Reference Property (as defined in Section 12.11(b) below) equivalent to shares of Common Stock based on the increased applicable Conversion Rate resulting from such Make-Whole Fundamental Change. Notwithstanding the foregoing, if the holders of Common Stock receive only cash consideration for their shares of Common Stock in connection with a Make-Whole Fundamental Change, the Company shall settle conversions in connection with such Fundamental Change on the third Business Day immediately following the Conversion Date by delivering cash Reference Property based on the increased applicable Conversion Rate resulting from such Make-Whole Fundamental Change, and shall compute such applicable Conversion Rate using an Applicable Stock Price equal to the cash amount paid per share of Common Stock in such Fundamental Change.
     (i) The number of Additional Shares by which the Base Conversion Rate shall be increased in the event of a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the earliest of date on which the Make-Whole Fundamental Change is publicly announced, occurs or becomes effective (the “Make-Whole Reference Date”) and the Stock Price paid per share of Common Stock in the Make-Whole Fundamental Change; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Make-Whole Reference Date is between two Make-Whole Reference Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (A) the Stock Price is greater than $400.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 12.05), no adjustments shall be made to the Base Conversion Rate, and (B) the Stock Price is less than $52.51 per share (subject to adjustment in the same manner as set forth in Section 12.05), no adjustments shall be made to the Base Conversion Rate. Notwithstanding the foregoing, in no event shall the applicable Conversion Rate exceed 19.0440 shares of common stock per $1,000 principal amount of Securities (subject to adjustment in the same manner as the Base Conversion Rate and the Incremental Share Factor as set forth in Section 12.05). If holders of Common Stock receive only cash consideration for their shares of Common Stock in connection with a Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five-Trading Day period ending on the Trading Day preceding the date on which such Make-Whole Fundamental Change occurs or becomes effective.
     (ii) The Stock Prices set forth in the first column of the table in Schedule A hereto (i.e., the row headers) shall be adjusted as of any date on which the Base Conversion Rate of the Securities is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Base Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Base Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Base Conversion Rate as set forth in Section 12.05.
     Section 12.03. Exercise of Conversion Privilege.
     (a) Subject to subsection (b) below, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Securities tendered for conversion by delivering on the third Business Day immediately following the last Trading Day of the relevant Averaging Period a number of shares of Common Stock equal to the applicable Conversion Rate for each $1,000 principal amount of Securities converted; provided, however, that the Company will deliver cash in lieu of fractional shares of Common Stock as provided in Section 12.04.
     (b) Before any Holder of a Securities shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Securities, comply with the Applicable Procedures for converting a beneficial interest in a Global Security and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 12.03 and, if required, pay all taxes or duties, if any, and (ii) in the case of a Security issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth under Section 2.05 (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent, which such Notice of

Conversion shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 12.03, (D) if required, pay all transfer or similar taxes, if any and (E) if required, furnish appropriate endorsements and transfer documents. A Security shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this subsection (b).
     No Notice of Conversion with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 11.01.
     If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.
     (c) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in subsections (a) or (b), as applicable, of this Section 12.03. The Company shall make such delivery by paying the cash amount owed, if any, to the Holder of the Securities surrendered for conversion, or such Holder’s nominee or nominees, and/or by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares as provided in Section 12.04).
     (d) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
     (e) Except as provided in Section 12.05, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Security as provided in this Article.

     (f) Upon the conversion of an interest in a Global Security, the Trustee, or the custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee.
     (g) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Security and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Securities are converted after 5:00 p.m., New York City time, on a Regular Record Date, Holders of such Securities as of 5:00 p.m., New York City time, on the Regular Record Date shall receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from and after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Securities so converted; provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue interest existing at the time of conversion with respect to such Security; or (iii) with respect to any Conversion Date that occurs during the period from the close of business on the Regular Record Date immediately preceding the Maturity Date to the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Securities.
     (h) Notwithstanding any of the foregoing to the contrary, in lieu of settling the Conversion Obligation in the manner set forth in Section 12.03(a), the Company may elect (the “Exchange Election”) to direct the Conversion Agent in writing to surrender, on or prior to the second Business Day following the Conversion Date, Securities tendered for conversion to a financial institution designated by the Company (the “Financial Institution”) for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, the Financial Institution must agree to timely deliver, in exchange for such Securities, the shares of Common Stock and cash in lieu of fractional shares, if any, which would otherwise be due upon conversion as set forth in Section 12.03(a) (the “Conversion Consideration”). If the Company makes the Exchange Election, the Company will, by the close of business on the second Business Day following the relevant Conversion Date, notify Holders surrendering Securities for conversion that the Company has made the Exchange Election and will notify the Financial Institution of the Conversion Consideration to be delivered pursuant to Section 12.03(a) and the relevant deadline for delivery of the Conversion

Consideration. Any Securities exchanged by the Financial Institution will remain outstanding. If the Financial Institution agrees to accept Securities for exchange but does not timely deliver the related Conversion Consideration, or if such Financial Institution does not accept such Securities for exchange, the Company will deliver the relevant Conversion Consideration as if the Company had not made the Exchange Election.
     Section 12.04. Fractions of Shares.
     No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) based on the Last Reported Sale Price of the Common Stock on the Conversion Date or, if the Conversion Date is not on a Trading Day, the next following Trading Day.
     Section 12.05. Adjustment of Conversion Rate.
     For purposes of determining any adjustment to the Incremental Share Factor or any other effect on the Incremental Share Factor, each reference to the Base Conversion Rate appearing in this Section 12.05 shall be replaced with a reference to the Incremental Share Factor.
     The Base Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Base Conversion Rate if Holders participate (as a result of holding the Securities, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such Holders held the full number of shares of Common Stock underlying the Securities, without having to convert their Securities. For purposes of this Section 12.05, each adjustment event that applies to the Base Conversion Rate shall also be applied to the Incremental Share Factor in the same manner, and all other references to Base Conversion Rate shall be deemed to refer to both the Base Conversion Rate and the Incremental Share Factor:
     (a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of the Common Stock, or the Company shall effect a share split or share combination, the Base Conversion Rate shall be adjusted based on the following formula:
          CR’ = CR0 x (OS’ / OS0)
where,

     CR0 = the Base Conversion Rate in effect immediately after the close of business on day preceding the Ex-date for such dividend or distribution or the effective date of such share split or combination, as the case may be;
     CR’ = the Base Conversion Rate in effect as of the opening of business on the Ex-date for such dividend or distribution or the effective date of such share split or combination, as the case may be;
     OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-date for such dividend or distribution or the effective date of such share split or combination, as the case may be; and
     OS’ = the number of shares of Common Stock outstanding as of the Ex-date for such dividend or distribution and immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.
     Any adjustment made pursuant to this subsection (a) shall become effective on the date that is immediately after (x) the Ex-date fixed for such dividend or other distribution, or (y) the effective date of such split or combination, as applicable. If any dividend or distribution of the type described in this subsection (a) is declared but not paid or made, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would be in effect if such dividend or distribution had not been declared.
     (b) In case the Company shall distribute to all or substantially all holders of Common Stock any rights or warrants (other than, as described below, rights distributed pursuant to a shareholder rights plan) entitling them for a period of not more than 45 days after the date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the average of Last Reported Sale Prices of the Common Stock on the ten Trading Days immediately preceding the Ex-date for such distribution, the Base Conversion Rate shall be adjusted based on the following formula:
          CR’ = CR0 x ((OS0 + X) / (OS0 + Y))
where,
     CR0 = the Base Conversion Rate in effect immediately after the close of business on the day preceding the Ex-date for such distribution;
     CR’ = the Base Conversion Rate in effect as of the opening of business on the Ex-date for such distribution;
     OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-date for such distribution;

     X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
     Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-date for the issuance of such rights and warrants.
     For purposes of this subsection (b), in determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the applicable Last Reported Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right or warrant described in this subsection (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would have been in effect if our right or warrant had not been issued.
     (c) In case the Company shall distribute shares of any class of Capital Stock of the Company, evidences of the Company’s indebtedness or other assets or property of the Company to all or substantially all holders of Common Stock (but excluding dividends or distributions referred to in subsection (a) or (b) of this Section 12.05, dividends or distributions paid exclusively in cash referred to in subsection (d) of this Section 12.05 and distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness or other asset or property hereinafter in this subsection (c) called the “Distributed Property”), then, in each such case the Base Conversion Rate shall be adjusted based on the following formula:
          CR’ = CR 0 x (SP0 / (SP0 – FMV))
where,
     CR0 = the Base Conversion Rate in effect immediately after the close of business on day preceding the Ex-date for such distribution;
     CR’ = the Base Conversion Rate in effect as of the opening of business on the Ex-date for such distribution;
     SP0 = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-date for such distribution; and

     FMV = the fair market value of the shares of Capital Stock of the Company, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-date for such distribution, in each case as determined by the Board of Directors.
     With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution to the holders of the Common Stock in shares of Capital Stock of the Company of any class or series, or similar equity interest, of or relating to a Subsidiary or other Company business units (a “Spin-Off”), the Base Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:
          CR’ = CR0 x ((FMV0 + MP0) / MP0)
where,
     CR0 = the Base Conversion Rate in effect immediately prior to the 10th Trading Day immediately following the effective date of the Spin-Off;
     CR’ = the Base Conversion Rate in effect immediately after the 10th Trading Day immediately following the effective date of the Spin-Off;
     FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following the effective date of the Spin-Off; and
     MP0 = the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period immediately following the effective date of the Spin-Off.
     Such adjustment shall occur on the 10th Trading Day from the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references in this subsection (c) with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Base Conversion Rate.
     If any such dividend or distribution described in this subsection (c) is declared but not paid or made, the new Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (d) In case the Company shall pay any cash dividends or distributions to all or substantially all holders of Common Stock, the Base Conversion Rate shall be adjusted based on the following formula:
          CR’ = CR0 x (SP0 / (SP0 – C))
where,
     CR0 = the Base Conversion Rate in effect immediately after the close of business on the day preceding the Ex-date for such distribution;
     CR’ = the Base Conversion Rate in effect as of the opening of business on the Ex-date for such distribution;
     SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-date for such distribution;
     C = the amount in cash per share distributed by the Company to holders of Common Stock.
     Such adjustment shall become effective immediately after the opening of business on the Ex-date for such dividend or distribution. If any such dividend or distribution described in this subsection (d) is declared but not so paid or made, the new Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Base Conversion Rate shall be increased based on the following formula:
          CR’ = CR0 x ((AC + (SP’ x OS’)) / (OS0 x SP’))
where,
     CR0 = the Base Conversion Rate in effect on the date such tender or exchange offer expires;
     CR’ = the Base Conversion Rate in effect immediately after the closing of trading on the Trading Day next succeeding the date such tender or exchange offer expires;

     AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares purchased in such tender or exchange offer;
     OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;
     OS’ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
     SP’ = the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.
     Such adjustment shall become effective immediately after close of business on the Trading Day next succeeding the date such tender or exchange offer expires.
     (f) No adjustment to the Base Conversion Rate shall be made if the application of any of the formulas set forth in this Section 12.05 (other than in connection with a share combination) would result in a decrease in the Base Conversion Rate.
     (g) Without limiting the foregoing, no adjustment to the Base Conversion Rate will be made:
     (i) upon the issuance of Common Stock for cash or in connection with an acquisition, except as otherwise described in this Section 12.05;
     (ii) upon the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
     (iii) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire those shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
     (iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (iii) above and outstanding prior to the date hereof;
     (v) for a change in the par value of the Common Stock; or

     (vi) for accrued and unpaid interest.
     (h) All calculations and other determinations under this Article shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.
     (i) For purposes of this Section 12.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (j) For the avoidance of doubt, if a Holder converts Securities prior to the Effective Date of a Make-Whole Fundamental Change, and the Fundamental Change does not occur, the Holder shall not be entitled to Additional Shares in connection with such conversion.
     (k) On and after the Conversion Date with respect to a conversion of Securities pursuant hereto, all rights of the Holders of such Securities shall terminate, other than the right to receive the consideration deliverable upon conversion of such Securities as provided herein. A Holder of a Security is not entitled to any rights of a holder of Common Stock until such Holder has converted such Security and received upon conversion thereof shares of Common Stock.
     (l) Notwithstanding the foregoing, no adjustment to the Base Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Base Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Base Conversion Rate that the Company elects not to make and take them into account upon the earlier of (i) any conversion of Securities and (ii) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Base Conversion Rate by at least 1%.
     (m) To the extent that the Company has in effect a rights plan upon a conversion of Securities into Common Stock, Holders will receive, in addition to such shares of Common Stock and in lieu of any adjustment to the Base Conversion Rate, rights under the Company’s rights plan, unless, prior to any conversion, the rights have separated from the Common Stock, in which case the Base Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets of the Company as described in subsection (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     (n) If the Indenture requires the Company to calculate an average of the Last Reported Sales Prices of the Common Stock over a span of multiple days,

including in connection with the Averaging Period as provided in Section 12.01 and Section 12.03, the Company shall make appropriate adjustments to account for any adjustment to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base Conversion Rate where the Ex-date of the event occurs, at any time during the period from which the average is to be calculated.
     Section 12.06. Notice of Adjustments of Conversion Rate.
     Whenever the Conversion Rate is adjusted as herein provided:
     (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.05 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be delivered to the Trustee and to each Conversion Agent (if other than the Trustee); and
     (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required and shall be provided by the Company to all Holders.
     If the Company adjusts the Base Conversion Rate pursuant to the provisions of this Section 12.05, the Company shall provide written notification of such adjustment to the Conversion Agent and the Trustee.
     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.
     Section 12.07. Company to Reserve Common Stock.
     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.
     Section 12.08. Taxes on Conversions.
     Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.
     Section 12.09. Certain Covenants.
     Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock issued upon conversion of Securities shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     The Company further covenants that if at any time the Common Stock shall be listed for trading on any national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Securities.
     Section 12.10. Cancellation of Converted Securities.
     All Securities surrendered for the purpose of payment, repurchase, conversion or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Security Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Securities in accordance with its customary procedures and shall promptly provide copies of all cancelled certificates to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as satisfaction of the debt represented by such Securities unless and until the same are delivered to the Trustee for cancellation.
     Section 12.11. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.
     In the event of (i) any Fundamental Change described in clause (2) of the definition of Fundamental Change, (ii) any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (iii) a consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event of the Company with another Person or (iv) a sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iv) a “Merger Event”), then:
     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 9.01(d) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such change of control, consolidation, binding share exchange, recapitalization, reclassification, merger, combination, sale, transfer or conveyance or Fundamental Change described in clause (2) of the definition of Fundamental Change, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
     In the event a supplemental indenture is executed pursuant to this Section 12.11, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.
     If any securities to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), to secure such registration or approval in connection with the conversion of Securities.
     (b) Notwithstanding the provisions of Section 12.03(a) to (b), and subject to the provisions of Section 12.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities shall be changed to a right to convert such Securities by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock would be entitled to receive in respect of each share of Common Stock upon such Merger Event (the “Reference Property”) based on a Conversion Rate calculated as provided in Section 12.01 with references to Common Stock replaced by references to the Reference Property received in such transaction. For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration determined (based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders. None of the foregoing provisions shall affect any right of a Holder of Securities to convert its Securities in accordance with the provisions of this Article prior to the effective date of the applicable Merger Event.
     (c) The Company shall cause notice of the execution of a supplemental indenture required by this Section 12.11 to be provided to each Holder within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 12.12. Responsibility of Trustee for Conversion Provisions.
     The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Securities; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

     Section 12.13. Right to Set-off Withholding Taxes.
     The Company may, at its option, set-off withholding taxes due with respect to Securities against payments of cash and Common Stock on the Securities. In the case of any such set-off against Common Stock delivered upon conversion of the Securities, such Common Stock shall be valued based on the arithmetic average of the Last Reported Sale Price of the Common Stock in the 5 Trading Days immediately preceding the conversion.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

LEAP WIRELESS INTERNATIONAL, INC.
By:	/s/ S. Douglas Hutcheson
	Name:	S. Douglas Hutcheson
	Title:	President and Chief Executive Officer

[Trustee Signature Follows]

WELLS FARGO BANK, N.A. As Trustee
By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

[Signature Page to the Indenture]

Schedule A
Make-Whole Reference Date

Stock	June 25,	July 15,	July 15,	July 15,	July 15,	July 15,	July 15,
Price	2008	2009	2010	2011	2012	2013	2014
$52.51	8.3150	8.3150	8.3150	8.3150	8.3150	8.3150	8.3150
$55.00	8.1146	7.5321	7.4528	7.4528	7.4528	7.4528	7.4528
$58.00	7.8410	7.2358	6.6816	6.5124	6.5124	6.5124	6.5124
$62.00	7.5478	6.9224	6.3244	5.7283	5.5308	5.4000	5.4000
$67.00	7.2704	6.6325	5.9983	5.3286	4.9679	4.1964	4.1964
$75.00	6.9724	6.3345	5.6741	4.9369	4.4009	3.1663	2.6043
$85.00	6.7617	6.1448	5.4866	4.7234	4.0772	2.6763	1.0357
$95.00	6.5003	5.9161	5.2814	4.5306	3.8515	2.4300	0.0000
$105.00	5.6807	5.1338	4.5328	3.8146	3.1465	1.7894	0.0000
$115.00	5.0320	4.5234	3.9602	3.2839	2.6493	1.3949	0.0000
$135.00	4.0727	3.6376	3.1496	2.5626	2.0169	0.9813	0.0000
$160.00	3.2553	2.9044	2.4983	2.0110	1.5699	0.7490	0.0000
$185.00	2.6732	2.4030	2.0625	1.6549	1.2951	0.6206	0.0000
$225.00	1.9934	1.8614	1.5988	1.2842	1.0144	0.4899	0.0000
$275.00	1.5891	1.4152	1.2136	0.9755	0.6981	0.3728	0.0000
$325.00	1.2560	1.1220	0.9648	0.7785	0.5598	0.2996	0.0000
$400.00	0.9190	0.8247	0.7120	0.5775	0.4179	0.2242	0.0000